UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Change in Control Severance Plan

On August 10, 2005, the Board of Directors of the Company adopted a Change in Control Severance Plan (the "Plan"). The purpose of the Plan is to provide severance pay and benefits to a select group of employees who terminate their employment with the Company following a "Change in Control" event, to provide such employees with an incentive to remain with the Company and consummate a strategic corporate sale or transaction that maximizes shareholder value.

Severance pay and benefits are triggered under the Plan upon the involuntary termination of a participant’s employment for a reason other than "cause" or a participant’s voluntary resignation as a result of a "constructive termination," within 24 months (in the case of the President and Chief Executive Officer) or 12 months (in the case of other participating employees) of a Change in Control, as each such term is defined in the Plan.

In the event that pay and benefits are triggered, the President and Chief Executive Officer is entitled, among other things, to receive severance pay in an amount equal to 24 months’ base salary, payable in a lump-sum; the payment of premiums for health, dental and vision coverage under Company plans for a period of 24 months; a bonus of 100% of such executive’s target annual bonus award; and the vesting of all unvested stock option grants, exercisable within one year.

Participating employees other than the President and Chief Executive Officer are entitled, among other things, to receive severance pay in an amount equal to 12 months’ base salary, payable in a lump-sum; the payment of premiums for health, dental and vision coverage under Company plans for a period of 12 months; a bonus of 100% of such executive’s target annual bonus award; and the vesting of all unvested stock option grants, exercisable within one year.

Participants in the Plan will be recommended by the President and Chief Executive Officer and approved by the Board of Directors. Selected participants with existing severance agreements will be given the choice to elect being covered by the Plan or their existing agreements, whichever is more favorable. Current participants in the Plan approved by the Board effective August 10, 2005 include Rahul Singhvi, President and Chief Executive Officer; Raymond Hage, Senior Vice President and Chief Operating Officer; Stephen Bandak, Vice President - Medical Affairs and Quality Systems; and Gale Smith, Vice President - Vaccine Development.

Indemnity Agreements

Effective August 10, 2005, the Board of Directors authorized the execution of indemnity agreements with each member of the Board of Directors. The purpose of the agreements is to provide such individuals with an incentive to remain on the Board and, in certain cases, as officers of the Company, by providing them greater clarity with respect to their indemnification rights.

Each agreement provides that, with respect to third party proceedings, the Company is obligated to indemnify a director if such director was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Company) by reason of the fact that he or she is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all "expenses" (as defined in the agreements), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director (or on his or her behalf) in connection with such proceeding. In order to be eligible for indemnification, the director must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Company is also obligated to provide indemnification if the director was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the individual is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses actually and reasonably incurred by the director (or on his or her behalf) in connection with the defense or settlement of such proceeding (or any claim, issue or matter therein). Again, no such indemnification is permitted unless the indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, no indemnification shall be made in respect of any claim, issue or matter as to which a director shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery (or other court in which such proceeding was brought or is pending) determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director has been successful on the merits or otherwise (whether partially or in full) in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses actually and reasonably incurred in connection therewith. Moreover, indemnitees have the right to advancement by the Company prior to the final disposition of any proceeding or any claim, issue or other matter therein of any and all expenses incurred in defense of such proceeding or any claim, issue or other matter. A director must repay any amounts actually advanced to him or her that, at the final disposition of the proceeding to which the advance related, exceeded the amounts paid or payable by the director. The Company must also have received an undertaking by or on behalf of the director to repay such amounts to the extent that it is ultimately determined that the director is not entitled to be indemnified.

A condition precedent to the right to be indemnified or receive advancement of expenses is the delivery of written notice by the director to the Company as soon as practicable of any proceeding for which indemnity or advancement will or could be sought. A director will be entitled to indemnification so long as he or she met the appropriate standard of conduct or was successful on the merits or otherwise in defense of any such proceeding. Determination of a director’s entitlement to indemnification will be made, in the case of a change in control, by independent counsel to the Board and, in all other cases, by a majority vote of disinterested directors (even though less than a quorum), independent counsel, majority vote of a quorum of outstanding stock of all classes entitled to vote, or a court of competent jurisdiction.

As authorized by the Board, the Company will enter into an indemnity agreement with all seven members of its Board of Directors.

Item 8.01 Other Events.

On August 12, 2005, the Company implemented a measure to further reduce costs associated with its commercial operations. The Company continues to restructure its operations to focus resources on the development of the Company’s drug delivery and biological programs while at the same time seeking a partner for Estrasorb. The restructuring plan eliminates the Company’s approximately 35-person field sales force but maintains its internal commercial operations to support ongoing product sales. Total one-time severance costs and related car lease termination costs are estimated to be approximately $300,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Change in Control Severance Benefit Plan, as adopted August 10, 2005

99.2 Form of Indemnity Agreement, as authorized August 10, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

August 16, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Change in Control Severance Plan
2	Indemnity Agreement